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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 21, 2000



                            CHAPARRAL RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                      0-7261                   84-0630863
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)



    16945 Northchase, Suite 1620                                    77060
          Houston, Texas                                          (Zip Code)
(Address of Principal Executive Offices)




       Registrant's telephone number, including area code: (281) 877-7100

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Item 1. Changes in Control of Registrant.

     Chaparral Resources, Inc. (the "Company") entered into a $24.0 million loan agreement (the "Loan") with Shell Capital Limited ("Shell") and has borrowed $21.5 million to date under the Loan. In connection with the Loan, the Company committed to Shell to raise $6.0 million in equity or debt financing by June 30, 2000. The Company failed to fulfill this obligation before June 30, 2000. Shell agreed to extend the time deadline for the Company's commitment to raise the equity or debt financing from June 30, 2000 to September 30, 2000, but increased the amount of the Company's obligation from $6.0 million to $10.0 million. In an effort to fulfill these equity requirements, the Company entered into an agreement to sell $3.0 million of the Company's common stock, issued promissory notes in the principal amount of $4.0 million to two stockholders of the Company, and converted $20,845,369 of the Company's outstanding Notes, plus accrued interest, into shares of the Company's common stock. Upon the completion of these events, Shell has agreed to extend the Company's commitment to raise $10.0 million in equity or debt financing from September 30, 2000 to October 31, 2000.

     The Company entered into the agreement to sell $3.0 million of the Company's common stock to Capco Resources, Ltd. ("Capco"), a Canadian corporation, on September 21, 2000. Under the agreement, Capco will acquire $1.0 million of the Company's common stock for $1.86 per share on or before September 29, 2000 and an additional $2.0 million of the Company's common stock for $1.86 per share on or before October 30, 2000. Capco will purchase the Company's common stock with proceeds from the sale of securities of Greka Energy Corporation. Once Capco fulfills its obligations under the agreement, the Company will issue Capco a total of 1,612,903 shares of the Company's common stock.

     On September 21, 2000, the Company also issued $2.0 million in unsecured, fully subordinated 8% Non-negotiable Convertible Promissory Notes ("Notes") to each of the Company's two largest stockholders, Allen & Company Incorporated ("Allen") and Whittier Ventures LLC ("Whittier"). After the issuance of the additional $4.0 million in indebtedness, Allen and Whittier held $9,827,161 and $4,050,959, respectively, of the Company's Notes, plus accrued interest. Allen and Whittier utilized working capital to purchase the Notes.

     The Company converted a total of $20,845,369 in outstanding Notes, plus accrued interest of $898,513, into 11,690,259 shares, or 92.26%, of the Company's outstanding common stock. The conversion price was $1.86 per share. The Company was required to amend the terms of the conversion provision of the Notes in order to immediately convert the Notes into shares of the Company's common stock. This conversion provision of the Notes were originally subject to stockholder approval, but the Company's Board of Directors authorized management to amend the Notes upon approval from the holders of the Notes. On September 21, 2000, the Company obtained approval from the Note holders and the Notes were converted.

     After giving effect to the foregoing events, Allen, Whittier, and Capco will beneficially own 5,732,824 shares (40.00%), 2,319,169 shares (16.23%), and
2,040,017 shares (14.28%), respectively, of the Company's common stock.

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     The Company has received a fairness opinion from its independent financial advisor with respect to the fairness, from a financial point of view, of the conversion of the outstanding Notes and the issuance of the Company's common stock to Capco for $1.86 per share.

     The foregoing summary is qualified in its entirety by (i) the terms and conditions of the Letter Agreement, dated September 21, 2000, between the Company and Capco, a copy of which is included as Exhibit 99.1 and incorporated herein by this reference, (ii) the terms and conditions of the 8% Non-Negotiable Convertible Subordinated Promissory Note, dated September 21, 2000, to Allen, a copy of which is included as Exhibit 4.1 and incorporated herein by this reference, (iii) the terms and conditions of the 8% Non-Negotiable Convertible Subordinated Promissory Note to Whittier, a copy of which is included as Exhibit
4.2 and incorporated herein by this reference and (iv) the Company's press release, dated September 21, 2000, which is included as Exhibit 99.2 and incorporated herein by this reference.

Item 5. Other Events.

     On September 15, 2000, the Company repaid a $500,000 promissory note, plus accrued interest, through the issuance of a $505,600 aggregate principal amount Note. The holder of the Note is not affiliated with the Company. The Company also repaid a $500,000 promissory note held by Whittier using proceeds received from the issuance of the Notes.

     Assuming the Capco agreement is consummated, the Shell warrant, subject to certain anti-dilution provisions, will represent the right to purchase up to 1,785,455 shares of the Company's common stock at an exercise price of $9.79 per share.

     The Company's Board of Directors is evaluating the future status of conducting a rights offering to the Company's common stockholders at a conversion price of $1.86 per share. The Company has not made any decision at this time, but may choose to delay, withdraw, or proceed with the rights offering.

     The Company's Board of Directors has authorized a stock option plan for its directors, employees and consultants. The Company has reserved 15% of its outstanding common stock, after consideration of the Capco transaction, for issuance under the stock option plan, or 2,142,547 shares of the Company's common stock, a portion of which will be issued at $1.86 per share. The granting of stock options with an exercise price below the current market price of the Company's common stock will result in a charge to the Company's earnings for the period covering the granting of such options as compensation expense. As of September 21, 2000, no grants have been made under the plan.

     In late August 2000, Karakuduk-Munay, JSC ("KKM") delivered approximately 73,000 barrels of crude oil to Shell Trading International Limited ("STASCO"), an affiliate of Shell, for approximately $1,625,000, net of royalty and transportation costs. KKM nominated approximately 146,000 barrels for delivery in September 2000, but only received government approval for the export sale of approximately 73,000 barrels of crude oil, which is expected to generate approximately $1,600,000, net of royalty and transportation costs. KKM has

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nominated approximately 182,000 barrels for October 2000 delivery to the export market, but has no assurances that the nomination will be approved, in whole or in part, by the Kazakh government.

     The government of Kazakhstan has required KKM to sell approximately 42,000 barrels of crude oil on the local market in October 2000, which is expected to generate approximate cash proceeds of $450,000, net of royalty and transportation costs. The impact on the Company's available cash flow from local oil sales is significant, given the discrepancy between local market and world market oil prices. KKM is prohibited from making local oil sales under the Loan, but has received a waiver from Shell regarding the current local sales requirement.

     KKM has drilled and completed two wells into two previously untested zones which do not currently have any proven crude oil reserves attributed to them. The two wells are producing approximately 1,900 barrels of oil per day, or 38% of KKM's daily productive capacity, but neither well has been fully tested or evaluated at this time.

     The foregoing summary is qualified in its entirety by the Company's press release, dated September 21, 2000, a copy of which is included as Exhibit 99.2 and incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Number      Exhibit
------      -------

4.1 8.0% Non-Negotiable Convertible Subordinated Promissory Note, dated September 21, 2000, to Allen & Company Incorporated

4.2 8.0% Non-Negotiable Convertible Subordinated Promissory Note, dated September 21, 2000, to Whittier Ventures, LLC

99.1 Letter Agreement, dated September 21, 2000, between Chaparral Resources, Inc. and Capco Resources, Ltd.

99.2        Press Release, dated September 21, 2000, of Chaparral Resources,
            Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CHAPARRAL RESOURCES, INC.




Date: October 6, 2000                           By: /s/ Michael B. Young
                                                ------------------------
                                                Michael B. Young, Treasurer
                                                and Controller